UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 27, 2013	333-140148
Date of Report (Date of earliest event reported)	Commission File Number

ANGSTRON HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	20-5308449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 E. Colorado Blvd., Suite 888 Pasadena, CA 91101
(Address of Principal Executive Offices) (Zip Code)

(626) 683-9120
(Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control of Angstron Holdings Corporation (the "Company") pursuant to a Share Purchase Agreement, dated as of November 27, 2013 (the "Purchase Agreement") entered into by Commonwealth Investments LLC, a California limited liability company (the "Seller") and American Compass, Inc., a California corporation (the "Purchaser"), providing for the purchase by the Purchaser from the Seller of 1,300 shares of Series A Preferred Stock, par value $.001 (the "Securities") for $120,000.  The source of funds used by the Purchaser to effect a change of control was private corporate funds. The Securities are currently convertible at any time into an aggregate of 126,426,362 shares of the Company’s Common Stock which represents 99% of the issued and outstanding voting shares of the Company.

The Company’s business operations and assets remain unchanged as a result of the change in control described above, as the Share Purchase Agreement was effectuated between third parties.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGSTRON HOLDINGS CORPORATION

Date: December 4, 2013	By:	/s/ Jianguo Xu
Jianguo Xu
President, Chief Executive Officer and Treasurer
(principal executive officer and principal financial officer)